                                                                       Exhibit 2

                      BIOPACK ENVIRONMENTAL SOLUTIONS INC.

                                 WRITTEN CONSENT
                               OF THE STOCKHOLDERS

      The undersigned, representing the holders of at least a majority, by voting power, of the outstanding shares of the common stock of Biopack Environmental Solutions Inc., a Nevada corporation (the "Corporation"), hereby consent to the adoption of the following resolutions without a meeting of the stockholders of the Corporation and without notice of a meeting pursuant to
Section 320 of Chapter 78 of the Nevada Revised Statutes:

Election of Directors

            WHEREAS, the Article VI of the Articles of Incorporation of the Corporation provides that the number of directors serving on the board of directors of the Corporation be not less than one (1) nor more than seven (7) persons, and

            WHEREAS, five directors currently serve on the board of directors of the Corporation, and

            WHEREAS, the Corporation's Bylaws provide for the filling of any vacancies on the board of directors by shareholders under Article III, Section 4.

            NOW, THEREFORE, BE IT

            RESOLVED, that Albert Oung and Patrick Oung are hereby elected as directors of the Corporation to serve until the next annual meeting of stockholders or until their successors are elected and qualified, which election shall be effective immediately; and further

Bylaws

            WHEREAS,   the   Corporation's   Bylaws  provide  for  amendment  by
shareholders under Article VI, Section 1.

            NOW, THEREFORE, BE IT

            RESOLVED, that the Bylaws of the Corporation be amended and restated as attached hereto as Exhibit A; and further

            RESOLVED, that the officers of the Corporation are instructed to mark a copy of the amended and restated Bylaws for identification and file it with the records of the Corporation; and further

General

            RESOLVED, that the officers of the Corporation be, and each of them hereby is, authorized and empowered, for and on behalf of the Corporation, to execute such documents and take such further action as they may deem necessary, appropriate or advisable to carry out the purposes of the foregoing preambles and resolutions, including, but not limited to, the execution and delivery of any certificates, documents or other instruments reasonably necessary with respect thereto; and further

            RESOLVED, that this Consent may be executed in counterparts.

      The undersigned stockholders hereby waive all notice of a meeting and the holding of any meeting of stockholders to act upon said resolutions, and hereby direct that this Consent be inserted in the minute book of the Corporation.

      IN WITNESS WHEREOF, the undersigned have duly executed this Consent.

Date: May 7, 2007

                                       GOOD VALUE GALAXY LIMITED

                                       /s/ Albert Oung
                                       -----------------------------------------
                                       (Signature)

                                       Albert Oung
                                       -----------------------------------------
                                       Name (Please Print)
                                       Title: Director

                                       Capital Stock Owned by the Stockholder:
                                       Common Stock: 75,600,000

                                       JOYFUL SERVICES LIMITED

                                       /s/ Albert Oung
                                       -----------------------------------------
                                       (Signature)

                                       Albert Oung
                                       -----------------------------------------
                                       Name (Please Print)
                                       Title: Director

                                       Capital Stock Owned by the Stockholder:
                                       Common Stock: 18,360,000

                                    EXHIBIT A

                          AMENDED AND RESTATED BY-LAWS

                                       OF

                      BIOPACK ENVIRONMENTAL SOLUTIONS, INC.

                   Adopted by the stockholders on May 7, 2007.

                                   ARTICLE I.

                                     Offices

      Section 1. PRINCIPAL OFFICE. The principal office for the transaction of the business of the corporation is hereby fixed and located at 675 Fairview Dr. #246, Carson City, NV 89701, being the offices of Nevada Business Services. The board of directors is hereby granted full power and authority to change said principal office from one location to another in the State of Nevada.

      Section 2. OTHER OFFICES. The corporation may have such other offices, within or without the State of Nevada, as the directors shall, from time to time, determine.

                                   ARTICLE II.

                            Meetings of Shareholders

      Section 1. MEETING PLACE. All annual meetings of shareholders and all other meetings of shareholders shall be held either at the principal office or at any other place within or without the State of Nevada which may be designated either by the board of directors, pursuant to authority hereinafter granted to said board, or by the written consent of all shareholders entitled to vote thereat, given either before or after the meeting and filed with the Secretary of the corporation.

      Section 2. ANNUAL MEETINGS. The annual meeting of the shareholders of the corporation shall be held at the principal office of the corporation, or at such place as is designated by the Board or by written consent of all the shareholders entitled to vote, within one-hundred-twenty (120) days of the close of the fiscal year of the corporation at which time the shareholders, voting as provided in the Articles of Incorporation, shall elect Directors for the ensuing year, and shall transact such other business as shall properly come before them. In the event the annual meeting is not held or directors are not elected, the president or secretary, upon demand of any one or more shareholders holding not less than 10% of the voting power of the corporation, shall call a special meeting of the shareholders for such purpose.

Written notice of each annual meeting signed by the CEO or a vice president, or the secretary, or an assistant secretary, or by such other person or persons as the directors shall designate, shall be given to each shareholder entitled to vote thereat, either personally or by mail or other means of written communication, charges prepaid, addressed to such shareholder at his address appearing on the books of the corporation or given by him to the corporation for the purpose of notice. If a shareholder gives no address, notice shall be deemed to have been given to him, if sent by mail or other means of written communication addressed to the place where the principal office of the corporation is situated, or if published at least once in some newspaper of general circulation in the county in which said office is located. All such notices shall be sent to each shareholder entitled thereto not less than ten
(10) nor more than sixty (60) days before each annual meeting, and shall specify the place, the day anti the hour of such meeting, and shall also state the purpose or purposes for which the meeting is called.

      Section 3. SPECIAL MEETINGS. Special meetings of the shareholders, for any purpose or purposes whatsoever, may be called at any time by the Secretary upon request of the president or a majority of the members of the board of directors, or upon written request of one or more shareholders holding not less than 10% of the voting power of the corporation. Except in special cases where other express provision is made by statute, notice of such special meetings shall be given in the same manner as for annual meetings of shareholders. Notices of any special meeting shall specify in addition to the place, day and hour of such meeting, the purpose or purposes for which the meeting is called.

      Section 4. ADJOURNED MEETINGS AND NOTICE THEREOF. Any shareholders' meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the shares, the holders of which are either present in person or represented by proxy thereat, but in the absence of a quorum, no other business may be transacted at any such meeting.

When any shareholders' meeting, either annual or special, is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Save as aforesaid, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting, other than by announcement at the meeting at which such adjournment is taken.

      Section 5. ENTRY OF NOTICE. Whenever any shareholder entitled to vote has been absent from any meeting of shareholders, whether annual or special, an entry in the minutes to the effect that notice has been duly given shall be conclusive and incontrovertible evidence that due notice of such meeting was given to such shareholders, as required by law and the By-Laws of the corporation.

      Section 6. VOTING. At all annual and special meetings of stockholders entitled to vote thereat, every holder of stock issued to a bona fide purchaser of the same, represented by the holders thereof, either in person or by proxy in writing, shall have one vote for each share of stock so held and represented at such meetings, unless the Articles of Incorporation of the company shall otherwise provide, in which event the voting rights, powers and privileges prescribed in the said Articles of Incorporation shall prevail. Voting for directors and, upon demand of any stockholder, upon any question at any meeting shall be by ballot. Any director may be removed from office by the vote of stockholders representing not less than two-thirds of the voting power of the issued and outstanding stock entitled to voting power.

      Section 7. QUORUM. The presence in person or by proxy of the holders of a majority of the shares entitled to vote at any meeting shall constitute a quorum for the transaction of business. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

      Section 8. CONSENT OF ABSENTEES. The transactions of any meeting of shareholders, either annual or special, however called and noticed, shall be as valid as though at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if either before or after the meeting, each of the shareholders entitled to vote, not present in person or by proxy, sign a written Waiver of Notice, or a consent to the holding of such meeting, or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of this meeting.

      Section 9. PROXIES. Every person entitled to vote or execute consents shall have the right to do so either in person or by an agent or agents authorized by a written proxy executed by such person or his duly authorized agent and filed with the secretary of the corporation; provided that no such proxy shall be valid after the expiration of eleven (11) months from the date of its execution, unless the shareholder executing it specifies therein the length of time for which such proxy is to continue in force, which in no case shall exceed seven (7) years from the date of its execution.

      Section 10. PRESIDING OFFICER. The appropriate officers of the corporation shall preside over all meetings of the shareholders; provided, however, that in the absence of an appropriate corporate officer at any meeting of the shareholders, the shareholders present at the meeting shall choose any person present to act as presiding officer of the meeting.

                                  ARTICLE III.

                                    Directors

      Section 1. POWERS. Subject to the limitations of the Articles of Incorporation or these By-Laws, and the provisions of the Nevada Revised Statutes as to action to be authorized or approved by the shareholders, and subject to the duties of directors as prescribed by the By-Laws, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be controlled by the board of directors without prejudice to such general powers.

      Section 2. NUMBER AND QUALIFICATION OF DIRECTORS. The authorized number of directors of the corporation shall be not less than one (1) and no more than fifteen (15). Directors need not be shareholders or residents of the State of Nevada.

      Section 3. ELECTION AND TERM OF OFFICE. The directors shall be elected at each annual meeting of shareholders, but if any such annual meeting is not held, or the directors are not elected thereat, the directors may be elected at any special meeting of shareholders. All directors shall hold office until their respective successors are elected. At all times, the number, qualifications, term, and composition of the board of directors shall comply with any applicable SEC, NASDAQ and similar rules and regulations.

      Section 4. VACANCIES. Vacancies in the board of directors may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, and each director so elected shall hold off ice until his successor is elected at an annual or a special meeting of the shareholders.

A vacancy or vacancies in the board of directors shall be deemed to exist in case of the death, resignation or removal of any director, or if the authorized number of directors be increased, or if the shareholders fail at any annual or special meeting of shareholders at which any director or directors are elected to elect the full authorized number of directors to be voted for at that meeting.

The shareholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors. If the board of directors accepts the resignation of a director tendered to take effect at a future time, the board or the shareholders shall have the power to elect a successor to take office when the resignation is to become effective.

No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of his term of office.

      Section 5. PLACE OF MEETING. Regular meetings of the board of directors shall be held at any place within or without the State which has been designated from time to time by resolution of the board or by written consent of all members of the board. In the absence of such designation, a regular meeting shall be held at the principal office of the corporation. Special meetings of the board may be held either at a place so designated, or at the principal office.

      Section 6. ANNUAL MEETING. Immediately following each annual meeting of shareholders, the board of directors shall hold a regular meeting for the purpose of organization, appointment of officers, and the transaction of other business, at the place where the shareholders meeting is held or at the place where regular meetings of the board of directors are held. Notice of such meeting is hereby dispensed with.

      Section 7. OTHER REGULAR MEETINGS. Other regular meetings of the board of directors shall be held without call on the first day of each month at the hour of 9:00 o'clock a m.

of said day; provided, however, should said day fall upon a legal holiday, then said meeting shall be held at the same time on the next day thereafter ensuing which is not a legal holiday. Notice of all such regular meetings of the board of directors is hereby dispensed with.

      Section 8. SPECIAL MEETINGS. Special meetings of the board of directors for any purpose or purposes shall be called at any time by the president, or, if he is absent or unable or refuses to act, by any vice president or by any two
(2) directors.

Written notice of the time and place of special meetings shall be delivered personally to the directors or sent to each director by mail or other form of written communication, charges prepaid, addressed to him at his address as it is shown upon the records of the corporation, or if it is not shown on such records or is not readily ascertainable, at the place in which the meetings of the directors are regularly held. In case such notice is mailed or telegraphed, it shall be deposited in the United States mail or delivered to the telegraph company in the place in which the principal office of the corporation is located at least forty-eight (48) hours prior to the time of the holding of the meeting. In case such notice is delivered as above provided, it shall be so delivered at least twenty-four (24) hours prior to the time of the holding of the meeting. Such mailing, telegraphing or delivery as above provided shall be due, legal and personal notice to such director.

      Section 9. ACTION BY DIRECTORS THROUGH CONSENT IN LIEU OF MEETING. Any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof, may be taken without a meeting, if a written consent thereto is signed by all the members of the board or of such committee. Such written consent shall be filed with the minutes of proceedings of the board or committee.

      Section 10. NOTICE OF ADJOURNMENT. Notice of the time and place of holding an adjourned meeting need not be given to absent directors, if the time and place be fixed at the meeting adjourned.

      Section 11. ENTRY OF NOTICE. Whenever any director has been absent from any special meeting of the board of directors, an entry in the minutes to the effect that notice has been duly given shall be conclusive and incontrovertible evidence that due notice of such special meeting was give to such director, as required by law and the By-Laws of the corporation.

      Section 12. WAIVER OF NOTICE. The transactions of any meeting of the board of directors, however called and noticed or wherever held, shall be as valid as though had a meeting duly held after regular call and notice, if a quorum be present, and if, either before or after the meeting, each of the directors not present sign a written waiver of notice or a consent to the holding of such meeting or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

      Section 13. QUORUM. A majority of the authorized number of directors shall be necessary to constitute a quorum for the transaction of business, except to adjourn as hereinafter provided. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present, shall be regarded as the act of the board of directors, unless a greater number be required by law or by the Articles of Incorporation.

      Section 14. ADJOURNMENT. A quorum of the directors may adjourn any directors' meeting to meet again at a stated day and hour; provided, however, that in the absence of a quorum, a majority of the directors present at any directors' meeting, either regular or special, may adjourn from time to time until the time fixed for the next regular meeting of the board.

      Section 15. FEES AND COMPENSATION. Directors shall not receive any stated salary for their services as directors, but by resolution of the board, a fixed fee, with or without expenses of attendance may be allowed for attendance at each meeting. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee, or otherwise, and receiving compensation therefor.

                                   ARTICLE IV.

                                    Officers

      Section 1. OFFICERS. The officers of the corporation shall be a president, a vice president and a secretary/treasurer. The corporation may also have, at the discretion of the board of directors, a chairman of the board, one or more vice presidents, one or more assistant secretaries, one or more assistant treasurers, and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article. Officers other than president and chairman of the board need not be directors. Any person may hold two or more offices.

      Section 2. ELECTION. The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Section 3 or Section 5 of this Article, shall be chosen annually by the board of directors, and each shall hold his office until he shall resign or shall be removed or otherwise disqualified to serve, or his successor shall be elected and qualified.

      Section 3. SUBORDINATE OFFICERS, ETC. The board of directors may appoint such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in the By-Laws or as the board of directors may from time to time determine.

      Section 4. REMOVAL AND RESIGNATION. Any officer may be removed, either with or without cause, by a majority of the directors at the time in office, at any regular or special meeting of the board.

Any officer may resign at any time by giving written notice to the board of directors or to the president, or to the secretary of the corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

      Section  5.  VACANCIES.   A  vacancy  in  any  office  because  of  death,
resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in the By-Laws for regular appointments to such office.

      Section 6. CHAIRMAN OF THE BOARD. The chairman of the board, if there shall be such an officer, shall, if present, preside at all meetings of the board of directors, and exercise and perform such other powers and duties as may be from time to time assigned to him by the board of directors or prescribed by the By-Laws.

      Section 7. PRESIDENT. Subject to such supervisory powers, if any, as may be given by the board of directors to the chairman of the board, if there be such an officer, the president shall be the chief executive officer of the corporation and shall, subject to the control of the board of directors, have general supervision, direction and control of the business and officers of the corporation. He shall preside at all meetings of the shareholders and in the absence of the chairman of the board, or if there be none, at all meetings of the board of directors. He shall be ex-officio a member of all the standing committees, including the executive committee, if any, and shall have the general powers and duties of management usually vested in the office of president of a corporation, and shall have such other powers and duties as may be prescribed by the board of directors or the By-Laws.

      Section 8. VICE PRESIDENT. In the absence or disability of the president, the vice presidents in order of their rank as fixed by the board of directors, or if not ranked, the vice president designated by the board of directors, shall perform all the duties of the president and when so acting shall have all the powers of, and be subject to all the restrictions upon, the president. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the board of directors or the By-Laws.

      Section 9. SECRETARY. The secretary shall keep, or cause to be kept, a book of minutes at the principal office or such other place as the board of directors may order, of all meetings of directors and shareholders, with the time and place of holding, whether regular or special, and if special, how authorized, the notice thereof given, the names of those present at directors' meetings, the number of shares present or represented at shareholders' meetings and the proceedings thereof.

The secretary shall keep, or cause to be kept, at the principal office, a share register, or a duplicate share register, showing the names of the shareholders and their addresses; the number and classes of shares held by each; the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

The secretary shall give, or cause to be given, notice of all the meetings of the shareholders and of the board of directors required by the By-Laws or by law to be given, and he shall keep the seal of the corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the board of directors or the By-Laws.

      Section 10. TREASURER. The treasurer shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursement, gains, losses, capital, surplus and shares. Any surplus, including earned surplus, paid-in surplus and surplus arising from a reduction of stated capital, shall be classified according to source and shown in a separate account. The books of account shall at all times be open to inspection by any director.

The treasurer shall deposit all moneys and other valuables in the name and to the credit of the corporation with such depositories as may be designated by the board of directors. He shall disburse the funds of the corporation as may be ordered by the board of directors, shall render to the president and directors, whenever they request it, an account of all of his transactions as treasurer and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the board of directors or the By-Laws.

                                   ARTICLE V.

                            Shares and their Transfer

      Section 1. CERTIFICATES OF STOCK. A certificate or certificates for shares of the capital stock of the corporation shall be issued to each shareholder when any such shares are fully paid up. All such certificates shall be signed by the president or a vice president and the secretary or an assistant secretary, or be authenticated by facsimiles of the signature of the president and secretary or by a facsimile of the signature of the president and the written signature of the secretary or an assistant secretary. Every certificate authenticated by a facsimile of a signature must be countersigned by a transfer agent or transfer clerk.

      Section 2. ISSUANCE OF SHARES. Subject to the provisions and limitations of the Articles of Incorporation and the affirmative vote of stockholders representing not less than a majority of the voting power of the issued and outstanding stock entitled to vote, the board of directors is authorized to cause to be issued shares of stock of the corporation from time to time, upon such terms as may be lawful, in consideration of money paid, labor done or services actually rendered, debts or securities canceled, or tangible or intangible property actually received, or in the case of shares issued as a dividend, against amounts transferred from surplus to stated capital.

      Section 3. TRANSFER OF SHARES. Transfer of shares on the books of the corporation may be authorized only by the shareholder named in the certificate, or the shareholder's legal representative, or duly authorized attorney-in-fact, and upon surrender for cancellation of the certificate or certificates for such shares. The shareholder in whose name shares of stock stand on the books of the corporation shall be deemed the owner thereof for all purposes as regards the corporation; provided, that when any transfer of shares shall be made as collateral security, and not absolutely, such facts, if known to the secretary of the corporation, or to the transfer agent, shall be so expressed in the entry of transfer.

      Section 4. LOST CERTIFICATES. Any shareholder claiming a certificate of stock to be lost or destroyed shall make an affidavit or affirmation of that fact in such form as the board of directors may require, and shall, if the directors so require, give the corporation a bond of indemnity in form and with one or more sureties satisfactory to the board of directors, in an amount determined by the board of directors not exceeding double the value of the stock represented by such certificate to indemnify the corporation, against any claim that may be made against it on account of the alleged loss or destruction of such certificate; whereupon a new certificate may be issued in the same tenor and for the same number of shares as the one alleged to have been destroyed or lost.

      Section 5. INSPECTION OF CORPORATE RECORDS. The share register or duplicate share register, the books of account, and minutes of proceedings of the shareholders and directors shall be open to inspection upon the written demand of any shareholder or the holder of a voting trust certificate, at any reasonable time, and for a purpose reasonably related to his interests as a shareholder, or as the holder of a voting trust certificate, and shall be exhibited at any time when required by the demand of ten percent (10%) of the shares represented at any shareholders' meeting. Such inspection may be made in person or by an agent or attorney, and shall include the right to make extracts. Demand of inspection other than at a shareholders' meeting shall be made in writing upon the president, secretary or assistant secretary of the corporation.

                                   ARTICLE VI.

                                  Miscellaneous

      Section 1. RECORD DATE AND CLOSING STOCK BOOKS. The board of directors may fix a time, in the future, not exceeding fifteen (15) days preceding the date of any meeting of shareholders, and not exceeding thirty (30) days preceding the date fixed for the payment of any dividend or distribution, or for the allotment of rights, or when any change or conversion or exchange of shares shall go into effect, as a record date for the determination of the shareholders entitled to notice of and to vote at any such meeting, or entitled to receive any such dividend or distribution, or any such allotment of rights, or to exercise the rights in respect to any such change, conversion or exchange of shares, and in such case only shareholders of record on the date so fixed shall be entitled to notice of and to vote at such meetings, or to receive such dividend, distribution or allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after any record date fixed as aforesaid. The board of directors may close the books of the corporation against transfers of shares during the whole, or any part of any such period.

      Section 2. CHECKS, DRAFTS, ETC. All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the board of directors.

      Section 3. ANNUAL REPORT. The board of directors of the corporation shall cause an annual to be sent to the shareholders not later than the earlier of (i) one hundred twenty (120) days after the close of the fiscal or calendar year or
(ii) the as prescribed by the Securities and Exchange Act of 1934, as amended.

      Section 4. CONTRACT, ETC., HOW EXECUTED. The board of directors, except as otherwise provided in the By-Laws, may authorize any officer or officers, agent or agents, to enter into any contract, deed or lease or execute any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances; and unless so authorized by the board of directors, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit to render it liable for any purpose or to any amount.

      Section 5. REPRESENTATIONS OF SHARES OF OTHER CORPORATIONS. The president or any vice president and the secretary or assistant secretary of this corporation are authorized to vote, represent and exercise on behalf of this corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this corporation. The authority herein granted to said officers to vote or represent on behalf of this corporation or corporations may be exercised either by such officers in person or by any person authorized so to do by proxy or power of attorney duly executed by said officers.

      Section 6. INSPECTION OF BY-LAWS. The corporation shall keep in its principal office for the transaction of business the original or a copy of the By-Laws as amended, or otherwise altered to date, certified by the secretary, which shall be open to inspection by the shareholders at all reasonable times during office hours.

                                  ARTICLE VII.

                               Amendment of Bylaws

      Section 1. POWER OF SHAREHOLDERS. The shareholders may from time to time, by the vote of shareholders entitled to exercise a majority of the voting power of the corporation or by the written consent of such shareholders, make, alter, amend or rescind all or any part of the Bylaws of this corporation.

      Section 2. POWER OF DIRECTORS. The board of directors may from time to time by vote of the majority of its members, make, alter, amend or rescind all or any part of the Bylaws of this corporation subject to the power of its shareholders to change or repeal such Bylaws; provided, the Board shall not make or alter any Bylaw fixing their qualifications, classifications, term of office, or number. Such authority in the Board is subject to the powers of the voting shareholders to enact, change or repeal such Bylaws by majority vote of the shareholders present and represented at any annual meeting or at any special meeting called for that purpose, or the written consent of such proportion of shareholders.